                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549


                                       FORM 8-K

                                    CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):         July 14, 1998
                                                    ----------------------------


                                     ECOLAB INC.
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                (Exact name of registrant as specified in its charter)



     Delaware                         1-9328               41-0231510
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(State or other jurisdiction       (Commission          (IRS Employer
   of incorporation)               File Number)        Identification No.)



       Ecolab Center, 370 N. Wabasha, St. Paul, Minnesota           55102
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          (Address of principal executive offices)               (Zip Code)


Registrant's telephone number, include area code:   612-293-2233
                                                  ----------------------


                                   (Not applicable)
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            (Former name or former address, if changed from last report.)

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Item 5.   OTHER EVENTS.

     On July 14, 1998, the Company consummated its previously announced agreement to acquire GCS Service, Inc., a Danbury, Connecticut - based provider of kitchen equipment repair services ("GCS"). The Company will issue approximately 850,000 shares of its Common Stock to the GCS shareholders in consideration of the purchase price. The number of issued shares is subject to customary post closing adjustments. The transaction is being accounted for as a purchase.

     The Company plans to continue the business of GCS as a subsidiary or division of the Company.

Item 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          (c)  Exhibits

               (99) Agreement and Plan of Merger, dated May 12, 1998, between the Company, GCS Acquisition Corporation, GCS and Wesley B. Tyler ("Merger Agreement"). Incorporated by reference to Exhibit (2) of the Company's Form S-4 filed June 2, 1998 (file number 333-55869).

          The Company undertakes to furnish to the Securities and Exchange Commission a copy of any omitted Exhibit or Schedule to the Merger Agreement upon request.


                                     SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   ECOLAB INC.



                                   By: /s/Kenneth A. Iverson
                                      ------------------------------------------
                                        Kenneth A. Iverson
                                        Vice President and Secretary


Date:     July 15, 1998



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                                    EXHIBIT INDEX


 EXHIBIT NO.    DESCRIPTION                          METHOD OF FILING
 -----------    -----------                          ----------------
 (99)           Agreement and Plan of Merger, dated  Incorporated by reference
                May 12, 1998, between the Company,   to Exhibit (2) of the
                GCS Acquisition Corporation, GCS     Company's Form S-4 filed
                Service, Inc. and Wesley B. Tyler    June 2, 1998 (file number
                                                     333-55869).


The Company undertakes to furnish to the Securities and Exchange Commission a copy of any omitted Exhibit or Schedule to the Merger Agreement upon request.